Exhibit 10.1

Motor Sport Country Club

Membership Agreement

This Motor Sport Country Club Membership Agreement (“Agreement”), when signed by the applicant (“Member”) and accepted by Motor Sport Country Club (“MSCC”), together with the previously executed “Initial Membership Registration Agreement” which is hereby incorporated into and integral to this Agreement, and the Motor Sport Country Club Rules & Regulations as may be in effect from time to time, as specified below, shall constitute the full Agreement between MSCC and Member with respect to Member’s use of the track, paddock, vehicle dynamics area, clubhouse and related Facilities (collectively the “Facilities”) of the Motor Sport Country Club (the ”Club”).

This Agreement contains release and indemnification provisions and limitations on MSCC liability. You are urged to read it carefully, as you may be waiving certain rights.

The Club is currently a privately owned motor sports park available for the use of Member pursuant to this Agreement. The Club also will be available to Members and non-members for special events scheduled by MSCC. There are plans for MSCC to become a public company.

Memberships afford Members a license to make recreational use of the Club Facilities. Payment of the Membership Fee and dues does not grant Member any ownership rights in MSCC or in the Club or its Facilities, or any rights of use or access not specifically set out in this Agreement. Membership does not give a Member the right to use the Club Facilities at all times. The use of the Club Facilities will be restricted at certain times during the year, for example during special events. MSCC, in its sole discretion, reserves the right to refuse use of the Club Facilities to any person.

Membership should not be viewed or acquired as an investment, and persons purchasing a membership should not expect to derive any economic benefit from their purchase. Memberships are not transferable. A Member shall in no way be liable for any obligation of MSCC or any other Member.

MSCC will construct the Facilities on 1200-acre of the 2600 acre site located at approximately 2 miles south/east of Agate, Colorado. It is currently anticipated that the track will be available for use by the summer of 2011. Construction of the clubhouse is anticipated to commence within three (3) years after completion of the track. Completion of the Facilities is subject to the procurement of necessary permits and governmental approvals, construction financing and may be impacted by other factors beyond MSCC’s control, including but not limited to weather delays.

The purpose of this Agreement is to set out the terms and conditions upon which Member will be entitled to use the Facilities of the Motor Sport Country Club, and certain rights and obligations of the parties with respect thereto.

1.  MEMBERSHIP AGREEMENTS

 1 .1 Membership Classes and Benefits. There are three (3) membership classes: Founding Members; Corporate Members; Regular Members, each having the respective rights and benefits set forth in Attachment A, as the same may be amended from time to time. There are a limited number of Founding Memberships available, specifically fifty (50). In order to purchase a Founding Membership, the Member must be one of the first fifty (50) Members to complete the Membership Registration Agreement form and pay the applicable Membership Fee, and will be entitled to certain additional membership benefits. Upon payment in full of the applicable Membership Fee and the annual dues fixed from time to time by MSCC, Members shall be entitled to the benefits and privileges pertaining to Member’s membership class as defined in Attachment A. MSCC also may offer individually structured memberships on a case-by-case basis, with terms and benefits to be determined.

MSCC reserves the right to establish additional membership classes at any time, at its sole discretion, and to offer other and different types or classes of memberships. If offered, Member shall have the right, at his, her or its option, to convert Member’s membership class to any type or class offered for which Member qualifies, and the Membership Fee previously paid shall be applied to any Membership Fee charged for such membership. Unless otherwise specified in this Agreement, under no circumstance will Member be entitled to a refund of his, her or its Membership Fee.

Members will enjoy:

 Track privileges, shall be subject to reservation requirements and track availability. The Club shall be closed on Mondays. The Club reserves the right to close and/or remain open on legal holidays, at its discretion, and to designate a legal holiday, if open, as a peak session. The Club further reserves the right to close the premises due to weather or other conditions, in its discretion. MSCC reserves the right to establish Founding Member only days, in its sole discretion.

 1.2 Membership Fee and Dues. The Membership Fee, current annual dues and other fees applicable to the various membership classes are set forth in Attachment A. Membership Fees, annual dues and other fees are nonrefundable and earned by MSCC upon receipt, unless otherwise stated in this Agreement. The amount of the Membership Fee of new Members and the amounts of the annual dues and other charges applicable to the various membership classes, and the manner of their payment, is subject to change in the sole discretion of MSCC. Any revisions to the membership terms made by MSCC shall be automatically incorporated into and made a part of this Agreement. The timely payment of dues and other charges incurred by Member or Member’s guests is a condition to the use of the Facilities by Member and its Family Members and guests.

 1 .3 Track sessions. Peak sessions are from Saturday, Sunday and designated legal holidays, and off-peak sessions are from Tuesday through Friday other than legal holidays designated as peak sessions. Sessions will be defined by class of vehicle, participants’ MSCC drivers license and number of
participants.                      Classes of vehicles for example are racecars, sport cars, open wheel vehicles and motorcycles. Track session lengths are set at the discretion of MSCC.

 1.4 Reservation Requirement. Regular and Corporate and Members will be able to book reservations for use of the track and/or facilities seven (7) days in advance and Founding Members may book reservations for the use of the track and/or facilities fourteen (14) days in advance.

 1.5 Paddock and Garage Rentals. Paddock and garage rental space will be made available for an additional fee. The rental costs for paddock and garage space are subject to change in the sole discretion of MSCC.

 1 .6 Limitations on Access. Member understands and acknowledges that the rights granted in this Agreement do not limit the right of MSCC to offer use of the facility for any other purpose. Access to and use of all Facilities or other parts of the Facilities of Club by Members and non-members is subject to regulation by MSCC. Access by Member to the track might sometimes be limited.

 1.7 No Transfer of Membership. A membership is personal to Member only, and Member may not transfer his or her membership at any time. MSCC shall have the right to suspend the rights and privileges of any Member who advertises the sale of his or her membership or attempts to transfer his or her membership in violation of this provision. Notwithstanding the foregoing, Founding Members shall have a one (1) time option to transfer their membership to an immediate family member, for which a transfer fee may apply; provided, the transferee meets the requirements set forth by MSCC to become a Member, has been approved by MSCC and agreed to have the membership modified to a Regular Membership, rather than a Founding Membership, and will be subject to all dues and fees accordingly.

1.8 Family Members. Family Members of Founding and Regular Members shall enjoy the privileges of membership contained in this Agreement so long as they meet the requirements contained in this Agreement and the Member cons ents to their continuing to enjoy such privileges. “Family Members” are herein defined as spouse and children under the age of 22 sharing the Member’s household. Corporate Memberships shall be exclusive to the stated Member, and shall not be inclusive of any Family Members.

1 .9 Personal Property. Each Member, Family Member and guest is responsible for his or her personal property. MSCC is not responsible for lost property or property stolen from anywhere at the Club Facilities, and specifically disclaims any such responsibility. Personal property left at the Club Facilities and not claimed within 3fl days shall be cons idered abandoned and may be disposed of by MSCC without notice. No bailment is intended, nor created, by the foregoing sentence.

2.  Liability for Use of Property

Member is responsible to MSCC for damages to the Facilities caused by Member and his, her or its Family Members and guests, whether resulting from negligence or other cause.

3. Conditions to Use of the Track

3.1 Medical. Member’s physical and mental condition must be such as to allow him or her to use the track without creating undue or unusual risk to Member or other persons. MSCC may establish regulations regarding the medical condition of persons who use the track and may require Member and/or his, her or its invitees to provide a letter from such person’s physician, or a physician selected by MSCC, confirming that such person is fit to use the track.

3.2   Age. No person under the age of 18 shall be permitted to use the track without special authorization from MSCC and a duly executed and notarized parental waiver and release.

3.3 Other Restrictions. In the interests of the safety of Members and others, MSCC may from time to time establish regulations limiting or restricting the rights of Members and other persons to use the track.

3.4 Waivers and Releases. On an annual basis, or as otherwise required by MSCC, all Members, Family members and their guests will be required to sign a liability waiver and release and an agreement to indemnify MSCC and other releasees in substantially the form attached to this Agreement as Attachment B, as may be amended from time to time as well as any other release or waiver documentation as required by MSCC.

3.5 Driver Qualifications. All drivers must have a valid driver’s license issued by an appropriate governmental authority. In addition, in order to use the Club Facilities, each driver must have appropriate racing body license, driver school experience and certification or/and be certified as qualified by MSCC to operate a vehicle on a close circuit course. MSCC will have the right to verify each driver’s qualifications and to reject any driver who does not have acceptable qualifications.

3.6   Compliance with Rules and Regulations. Members shall comply at all times with the rules and regulations adopted from time to time by MSCC.

4.Advertising and Promotion Release

MSCC, its duly authorized agents and assigns, may use Member’s name and likeness and photographic, videotape and other images of Member, or their motor vehicles in any way and for any lawful purpose, and Member hereby relinquishes all rights thereto.

5.Indemnity, Warranties, Remedies, Limitation of Liability

5.1	Acknowledgment. Member acknowledges and agrees that:

5.1.1 Use of the Facilities is for the sole benefit of Member;

5.1.2 Use of the Facilities is hazardous and involves extraordinary risk of serious personal injury or death, as well as the risk of damage to property;

5.1.3 Member freely and willingly accepts and voluntarily assumes all risks of property damage, personal injury or death in connection with Member’s presence at the Club and the use of the Facilities, and the presence at the Club and use of the Club Facilities by his or her Family Members or other invitees;

5.1.4 MSCC has based the charges for membership in the Club and the use of its Facilities on the premise that the Member, Member’s Family Members nor anyone asserting rights on his, her or their behalf, will bring any claim against MSCC or other releasees (as defined below), or challenge the right of such person’s to be indemnified as provided in this Section 5; and

5.1.5 The nature of the services to be provided under the terms of this Agreement make it appropriate, equitable and essential to provide for the allocation of the risks and liabilities, the limitation of remedies, and the indemnification of MSCC and the other releasees, all as set forth in this Section 5.

5.2 Observation of Conditions. In consideration of being permitted to enter any of the Facilities, Member, for Member, Member’s invitees and Member’s personal representatives, heirs and next of kin, acknowledges, agrees and represents that Member will, immediately upon entering any of the Facilities, and continuously thereafter, inspect such area or areas, and Member’s continuing use of the Facilities constitutes an acknowledgement that Member has inspected such area or areas and accepts the same as being safe and reasonably suited for the purpose of Member’s use, and Member further agrees that if at any time Member believes the Facilities or any other part of the Facilities to be unsafe, Member will immediately leave the facility and advise an appropriate representative of MSCC of Member’s observations.

5.3. Covenant Not to Sue. Member hereby releases, waives, discharges and covenants not to sue MSCC, its other members, car owners, drivers, pit crews, track workers, any persons in any track or facility, promoters, sponsors, advertisers, and each of them, their respective owners, officers, directors, employees, agents and representatives (herein referred to as “releasees”) from all liability to Member, Member’s personal representatives, assigns and heirs for any and all loss or damage, and any claim or demands therefore on account of injury to Member’s person or property or resulting in the death of Member, whether caused by the negligence of the releasees or otherwise while Member is in or upon the premises , driving, observing or for any other purpose whatsoever making use of the Facilities.

5.4. Indemnification. Member hereby agrees to indemnify and save and hold harmless the releasees and each of them from any loss, liability, damage, or cost, including attorneys fees, they may incur due to the negligence of Member or Members guests, a violation by the rules and regulations by the Member or Members guests or invitees or a breach of this Agreement or any agreement between the releasees and the Member, in or upon any track or facility, while competing, observing or for any other purpose whatsoever making use of the Facilities, regardless whether caused by the negligence of any of the releasees or otherwise.

5.5 No Warranty. The Facilities and all aspects of membership in the Club are made available to you "as is", and MSCC makes no warranty as to their use or performance. Except to the extent any warranty, representation, term or condition cannot or may not be excluded or limited by law, MSCC makes no warranty or representation (express or implied, whether by statute, common law, custom, usage or otherwise) as to any matter including without limitation merchantability, satisfactory quality, or fitness for any particular purpose.

5.6 Limitation of Liability. To the maximum extent permitted by applicable law, in no event will MSCC or the other releasees be liable for any damages, claims or costs whatsoever or any consequential, indirect, incidental or special damages, or any lost profits or lost savings, under any legal theory of liability arising out of this Agreement or the use of or inability to use the Facilities, even if a MSCC representative has been advised of the possibility of such loss, damages, claims or costs or if such possibility was reasonably foreseeable. The foregoing limitations and exclusions apply to the extent permitted by applicable law. MSCC's aggregate liability under or in connection with this Agreement shall be limited to an amount equal to 25% of the Membership Fee paid by the Member. MSCC is acting on behalf of all releasees for the purpose of disclaiming, excluding and limiting obligations, warranties and liability as provided in this Agreement, but in no other respects and for no other purpose.

6.  Payment of Dues and Other Charges

6.1 Payment. Membership Fees are due as provided for in Attachment A depending on the applicable membership. Following opening of the Club and its Facilities for recreational use, dues, and all sums charged to Member's account on or before the last day of each month shall be due and payable to MSCC on or before the 15th day of the next following month, or on such later date as MSCC may choose to specify. A late fee in an amount to be fixed from time to time shall be payable to MSCC for each month by which a Member’s account is delinquent, not to exceed the maximum lawful rate.

6.2 Delinquency. MSCC may suspend the rights and privileges of any Member whose account is more than 60 days delinquent. Until such time as a Member's membership has been terminated, a Member who is suspended for non-payment of indebtedness shall have the right to have his membership reinstated upon payment in full of the past due amounts owing to MSCC.

7.  Suspension and Termination of Membership

7.1If Member (or any Family Members or guests or invitees of Member) shall:

7.1.1 Refuses or neglects to comply with the provisions of This Agreement or the rules and regulations of the Club;

7.1.2 Shall engage in any reckless or other conduct that endangers the safety of himself or herself, or any other person, or engages in other conduct that, in the sole judgment of MSCC, is prejudicial to the interests of the Club or MSCC;

7.1.3 Fail to reinstate his membership within 90 days of suspension for non-payment of payments, fees or dues to MSCC; or

7.1.4 Violates any other obligations of the Member.

MSCC shall have the right, in its sole and absolute discretion, to suspend or terminate the rights and privileges of membership of Member.

 7.2 Resignation. Member may resign his, her or its membership in the Club at any time by giving notice in writing to the Secretary, but shall continue to be liable for any indebtedness owing to MSCC at the date of Member’s resignation.

 7.3 Effect of Termination or Resignation. Member’s resignation, or the termination or suspension of his, her or its rights or membership, will not relieve Member from any liability to MSCC or terminate Member’s obligations under Section 5. If Member is terminated pursuant to this Section 7, Member’s Membership Fee shall be forfeited.

7.4 Membership Cards. All certificates, membership cards, and similar evidence of membership are the property of MSCC and shall be surrendered to MSCC upon demand.

8. Reservation of Rights

 8.1 Rules and Regulations. MSCC shall have the unqualified right to make such rules and regulations for the use of all or any part of the Club and its Facilities as it deems appropriate or advisable. All such rules and regulations shall become effective immediately upon posting a copy thereof in a conspicuous place on the Club premises and shall apply thereafter to all Members, their Family members and their guests.

8.2 Interpretation. The decision of MSCC shall be final on all questions involving the interpretation or construction of the Rules & Regulations of the Club.

 8.3 Members Bound By Rules and Regulations; Changes. Member agrees that Member is bound by the terms this Agreement and the rules and regulations of the Club, and agrees to be bound by any and all changes, repeals, amendments or additions to such Rules & Regulations.

8.4 Right to Amend Layout of the Property. MSCC shall have the unqualified right to make such changes in the design, layout and composition of the Club and its Facilities as it deems appropriate.

8.5 Termination of All Memberships.

8.5.1 MSCC shall have the right, in its sole and absolute discretion, to terminate all memberships in the Club upon not less than one year's written notice at any time after the thirty (30) year anniversary of the Member’s membership.

8.5.2 MSCC shall also have the right, in its sole and absolute discretion, to terminate all memberships in the Club upon the occurrence of an event rendering the Facilities unusable or beyond repair.

8.5.3 Upon any termination pursuant to this Section 8.5, MSCC shall refund to Members whose memberships have been in effect less than three years a pro rata portion of any Membership Fees paid by them. The amount of the refund shall equal one-third of the Membership Fee paid by Member for each year remaining before the third anniversary of the date on which membership became effective. No interest shall be payable on any such refund.

 8.6 Founding Members Entitled to a Refund. Except to the extent a Founding Member has exercised his/her option to purchase as pursuant to Attachment C, Founding Members have the right to a refund equal to 100% of the Membership Fee paid to MSCC by the Founding Member at their tenth (1 0th) year anniversary if they chose to terminate their membership.

8.7 Termination by Members. At anytime after their second (2 nd) anniversary of becoming a Member, Members shall be permitted to terminate their membership upon three (3) months notice to MSCC. Upon the effectiveness of termination, the Member’s obligations related to annual dues or other ongoing fees shall cease.

8.8. Regular Member Refunds. Regular Members shall have the right to terminate their memberships anytime after their second (2nd) anniversary of becoming a Member as provided in Section 8.7 above, and may be entitled to a refund of 75% of the then current Membership Fee (ÒRefund”), provided that either (i) the Club is at its maximum capacity of Members and the Member secures an appropriate and accepted replacement Member at the then current Membership Fee and the then current membership agreement to take their position as a Member and the termination of the Member does not occur prior to the second (2nd) anniversary of their membership; or (ii) if the Club is not at its maximum capacity the Member agrees to be placed on a list of Members who have terminated their memberships (ÒRefund List”) and at such time that the Club reaches its maximum capacity and accepts new replacement members (ÒReplacement Member”) off of the Club waitlist (ÒWaitlist”) then the individuals listed on the Refund List will be eligible for a Refund paid by the individual who was accepted off of the Waitlist, based on the member’s priority on the Refund List. At no time shall the Member receive a Refund as contemplated herein until the Replacement Member has been removed from the Waitlist, approved and accepted by MSCC.

9. Miscellaneous

9.1 Notices. Whenever notice is required to be given to Member, it may be given either personally or by first-class mail, email, fax or other written communication, addre ssed to Member at the address of Member appearing on the books of MSCC or at the address given by Member to MSCC for the purpose of notice. If no current address appears on MSCCÕs books and no other has been given, notice shall be deemed to have been given if it is given to that Member in person or by telephone or fax, or posted in the principal office of the Motor Sport Country Club.

9.2 Survival. The provisions of Sections 2, 4 and 5 shall survive the termination of this Agreement.

9.3 Force Majeure. If during the term of this Agreement there should arise or occur any event or circumstance beyond the reasonable control of MSCC , including without limiting the generality of the foregoing, the action of government, flood, fire, strike, lock-out or other labor unrest, riot, civil unrest, terrorism, war (whether declared or undeclared), or an act of God, which prevents, restricts or delays MSCC from duly performing any of its obligations under this Agreement, then during the period that such event or circumstance, or the effect thereof, continues, performance by MSCC of such obligation will be suspended and excused to the extent that it is so prevented, restricted or delayed.

9.4 Assignment. A Member may not assign this Agreement or any of his, her or its rights hereunder. MSCC may assign its rights under this agreement at any time. This Agreement shall be binding upon and inure to the benefit of MemberÕs permitted heirs, executors, legal representatives and assigns and the successors and assigns of the Company.

9.5 No Waiver of Performance. The failure of either party to insist, in any one or more instances, on the performance of any of the terms, covenants or conditions of this Agreement, or to exercise any of its rights, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right with respect to further performance.

9.6             Severability. The partial or complete invalidity of any one or more provisions of this

Agreement shall not affect the validity or continuing force and effect of any other provision.
9.7             Entire Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, other than the conflicts of law provisions thereof. Venue of any dispute shall be exclusively in Jefferson County, Colorado.

9.9             Headings. The headings in this Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms of this Agreement.

This Agreement is dated and effective as of ______________________________________ , 20__.

MOTOR SPORT COUNTRY CLUB	Member

By:	Signature

Name:	Name printed

Title:
Address

Telephone

E-mail

Member Class:

FORM OF ANNUAL RELEASE AND WAIVER OF LIABILITY,
ASSUMPTION OF RISK AND INDEMNITY AGREEMENT

IN CONSIDERATION of my being permitted to participate in any way in the events at or utilize and Facilities of THE MOTOR SPORT COUNTRY CLUB (“Club”) or being permitted to enter for any purpose the premises of the Club and any use of the track, paddock , vehicle dynamics area, clubhouse and related facilities of The Club (“Facilities”), on behalf of myself, my personal representatives, heirs, and next of kin:

1. I acknowledge, agree and represent that I have or will immediately upon entering the Club or any of the Facilities which I enter, and further agree and warrant that, if at any time, I am in or about the Club or the FACILITIES, and I feel anything to be unsafe, I will immediately advise the officials of such and if necessary will leave the Club or FACILITIES and/or refuse to participate further in the EVENTS.

2. I HEREBY RELEASE, WAIVE, DISCHARGE AND COVENANT NOT TO SUE Motor Sport Country Club, (MSCC), its parent, subsidiary or affiliated entities, its and their members or employees, the promoters, participants, racing associations, sanctioning organizations or any subdivision thereof, track operators, track owners, officials, car owners, drivers, pit crews, rescue personnel, any persons in any area , promoters, sponsors, advertisers, owners and lessees of premises used to conduct the EVENT(S), premises and event inspectors, surveyors, underwriters, consultants and others who give recommendations, directions, or instructions or engage in risk evaluation or loss control activities regarding the premises or EVENT(S) and each of them, their directors, officers, agents and employees, all for the purposes herein referred to as “RELEASEES,” FROM ALL LIABILITY TO ME, my personal representatives, assigns, heirs, and next of kin FOR ANY AND ALL LOSS OR DAMAGE, AND ANY CLAIM OR DEMANDS THEREFOR ON ACCOUNT OF INJURY TO THE PERSON OR PROPERTY OR RESULTING IN MY DEATH ARISING OUT OF OR RELATED TO THE EVENT(S), WHETHER CAUSED BY THE NEGLIGENCE OF THE RELEASEES OR OTHERWISE.

3. I HEREBY AGREE TO INDEMNIFY AND SAVE AND HOLD HARMLESS the RELEASEES and each of them FROM ANY LOSS, LIABILITY, DAMAGE, OR COST, including all attorney’s fees, they may incur arising out of or related to the EVENT(S) WHETHER CAUSED BY THE NEGLIGENCE OF THE RELEASEES OR OTHERWISE.

4. I HEREBY ASSUME FULL RESPONSIBILITY FOR ANY RISK OF BODILY INJURY, DEATH OR PROPERTY DAMAGE arising out of or related to the EVENT(S) whether caused by the NEGLIGENCE OF RELEASEES or otherwise.

5. I HEREBY acknowledge that THE ACTIVITIES OF THE EVENT(S) ARE VERY DANGEROUS and involve the risk of serious injury and/or death and/or property damage. I also expressly acknowledge that INJURIES RECEIVED MAY BE COMPOUNDED OR INCREASED BY NEGLIGENT RESCUE OPERATIONS OR PROCEDURES OF THE RELEASEES.

6. I HEREBY agree that this Release and Waiver of Liability, Assumption of Risk and Indemnity Agreement extends to all acts of negligence by the RELEASEES, INCLUDING NEGLIGENT RESCUE OPERATIONS and is intended to be as broad and inclusive as is permitted by the laws of the Province or State in which the Event(s) is/are conducted and that if any portion thereof is held invalid, it is agreed that the balance shall, notwithstanding, continue in full legal force and effect.

7. To the maximum extent permitted by applicable law, I agree that in no event will MSCC or the other RELEASEES be liable to me for any damages, claims or costs whatsoever or any consequential, indirect, incidental or special damages, or any lost profits or lost savings, under any legal theory of liability arising out of this waiver or the use of or inability to use the Facilities , even if a MSCC representative has been advised of the possibility of such loss, damages, claims or costs or if such possibility was reasonably foreseeable. The foregoing limitations and exclusions apply to the extent permitted by applicable law. MSCC 's aggregate liability under or in connection with this release shall be limited to the sum of $ 25,000 . MSCC is acting on behalf of all releasees for the purpose of disclaiming, excluding and limiting obligations, warranties and liability as provided in this Agreement, but in no other respects and for no other purpose.

8. I HEREBY AGREE this Agreement shall be binding upon and enforceable against me, my personal representatives, spouse, assigns, heirs, and next of kin without limitation and shall be in full force and effect for all EVENTS during the calendar year _____.

I HAVE READ THIS RELEASE AND WAIVER OF LIABILITY, ASSUMPTION OF RISK AND INDEMNITY AGREEMENT, FULLY UNDERSTAND ITS TERMS, UNDERSTAND THAT I HAVE GIVEN UP SUBSTANTIAL RIGHTS BY SIGNING IT, AND HAVE SIGNED IT FREELY AND VOLUNTARILY WITHOUT ANY INDUCEMENT, ASSURANCE OR GUARANTEE BEING MADE TO ME AND INTENDED MY SIGNATURE TO BE A COMPLETE AND UNCONDITIONAL RELEASE OF ALL LIABILITY TO THE GREATEST EXTENT ALLOWED BY LAW

AS A MEMBER YOU AGREE TO EXECUTE ANY OTHER RELEASE AND/OR WAIVER THAT MAY BE REQUIRED, THE CONTENTS OF WHICH MAY MATERIALLY ALTER FROM THIS RELEASE AND WAIVER.

ALL SECTIONS MUST BE COMPLETED

Signature	Date
Printed Name
Date of Birth